Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Eric Miller
Intersections Inc.
Tel: 703-488-6100
IR@intersections.com

Intersections Inc. Provides Mid-Year 2014 Business Update

CHANTILLY, Va., Wednesday, August 27, 2014- Intersections Inc. (NASDAQ: INTX), a leading provider of identity risk management, privacy protection and other subscription based services for consumers, posted a Mid-Year 2014 Business Update and a reconciliation of certain non-GAAP financial measures on its website at www.intersections.com.

About Intersections Inc:

Intersections Inc. (Nasdaq: INTX) is a leading provider of identity risk management, privacy protection and other subscription based services for consumers.  Our core services monitor personal information for our consumers, aggregate it into digestible, consumer-friendly reports and alerts, and provide personalized education and support to help our customers understand their information and take the actions they deem appropriate. Since our business was founded in 1996, Intersections has protected the identities of more than 36 million consumers.  Over the last three years we have created, and plan in the fourth quarter of 2014 to commence selling, a health monitoring service for animals.  This service will collect, store, analyze and deliver important information regarding an animal’s health and will be supported by a robust cloud based information system.   To learn more, visit www.intersections.com.